SELLING AGREEMENT
                                       FOR
                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                               VARIABLE ANNUITIES


This SELLING AGREEMENT ("Agreement") is entered into as of ("Effective Date") by and between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor", together with Company, "American Express"), GA [(or its affiliated insurance agencies who have executed an Affiliate Participation Agreement attached as Exhibit B ("Affiliates") and are
identified   on   Exhibit   A]   ("Selling    Agent")   and    Broker-Dealer
("Broker-Dealer").


                                    Recitals

The purpose of this Agreement is to establish the terms and conditions under which Selling Agent and Broker-Dealer (referred to and defined further in Section 1.9 herein as "Authorized Selling Firm") will market and sell Company's variable annuities. American Express and Authorized Selling Firm intend that Authorized Selling Firm will be responsible for managing and supervising the marketing and sales of Company's variable annuities by its Producers pursuant to this Agreement.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

        1.2 "Selling Agent" is an insurance agency or an Affiliate duly licensed or otherwise qualified as an insurance agency, which, either itself or through Producers who are its employees or independent contractors, solicits and sells Products to the general public.

        1.3 "Broker-Dealer" is an entity duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), and states where required. Selling Agent may also be the Broker-Dealer if properly registered as a broker-dealer.

        1.4 "Producer" is a duly licensed individual who sells Products as an employee or independent contractor of Selling Agent and who is appropriately registered with the NASD.

        1.5 "Products" are those variable annuity products issued by Company which will be marketed or sold by Selling Agent, Broker-Dealer and their Producers under this Agreement, and which are set forth in Exhibit A and its Addenda attached hereto.

        1.6 "Replacement" is the sale of a Product which is funded by the annuity purchaser with money obtained from the liquidation of another life insurance policy or annuity contract issued either by Company or by any other life insurance company.

        1.7 "Territory" is any of the 48 of the 50 United States (all states other than New York and New Hampshire), the District of Columbia and includes any other jurisdiction in which Selling Agent is permitted to market and sell the Products through Producers, and which jurisdictions are listed on Exhibit A, as amended from time to time.

        1.8     "Company  Rules"  mean  the  written  instructions,   bulletins,
                manuals, and Agent Guide as defined in Section 4.4.14 and underwriting guides provided by the by the Company.

        1.9. "Authorized Selling Firm" means the Broker-Dealer and Selling Agent with respect to the sale of Products under this Agreement in accordance with the terms and conditions of the SEC no-action letter First of America Brokerage Service, Inc. (dated Sept. 28,
                1995).

2.      TERM OF AGREEMENT.

        2.1 This Agreement shall remain in effect beginning upon the Effective Date, until such time it is terminated pursuant to
                Section 9 "Termination."

3.      APPOINTMENT AND AUTHORIZATION OF SELLING AGENT AND BROKER-DEALER.

        3.1 Appointment and Authorization of Selling Agent and Broker-Dealer. Company and Distributor hereby appoint and authorize Selling Agent and Broker-Dealer to solicit sales of and sell Products in accordance with the terms and conditions of this Agreement as an Authorized Selling Firm, and Selling Agent and Broker-Dealer hereby accept the appointment and authorization. These two appointments, taken together, constitute the appointment of Authorized Selling Firm. Authorized Selling Firm's authority will be nonexclusive, and will be limited to the performance of the services and responsibilities set forth in this Agreement.

        3.2 Selection and Appointments of Affiliates. No Affiliate shall be authorized to act as such until the Affiliate has executed a Participation Agreement and Company has authorized Affiliate to act as such.

4. DUTIES, OBLIGATIONS AND LIMITATIONS OF AUTHORIZED SELLING FIRM. Commencing on the Effective Date, Authorized Selling Firm will faithfully perform all of Authorized Selling Firm's duties within the scope of the agency relationship created under this Agreement to the best of Authorized Selling Firm's knowledge, skill and judgment. As
        Authorized Selling Firm, Selling Agent and Broker-Dealer shall be jointly and severally responsible and liable to American Express for the faithful performance of all obligations and duties except those which this Agreement specifically identifies as duties of Broker-Dealer. Authorized Selling Firm's duties shall include, but not be limited to the following:

        4.1 Recruitment of Producers. Authorized Selling Firm may recruit Producers to sell under the supervision of Authorized Selling Firm. A Producer so recruited may not solicit or sell Products prior to acquiring any required state insurance license(s) in the state(s) where such Producer will solicit and sell Products; being registered with the NASD as a representative of the Broker-Dealer; being appointed by Company as an agent; and completing the training described in Section 4.4.14.

                4.1.1. Background checks; Warranties. Authorized Selling Firm is responsible for performing background checks on its Producers. Authorized Selling Firm warrants that such background check reports of Producers will comply with all applicable regulations of the departments of insurance and securities in the states in which said Producers will solicit and sell Products, and with the requirements of the NASD. Authorized Selling Firm further warrants and guarantees that copies of such background check reports will be made available in a timely manner to any regulator who may request them from Company, and that Company will receive confirmation that such materials have been timely delivered to any such regulator. Company will not require copies of the reports themselves, but only the assurance that they have been timely delivered as requested by such regulator, unless such reports relate or may relate to a customer inquiry or complaint about the Product or its sale, or unless such report relates to Company's internal investigation of a Producer's sales practices as regard the Products. Authorized Selling Firm further agrees that it will provide to Company a copy of their respective procedures and requirements for background checks to Company upon request, but Company is entitled to rely on Authorized Selling Firm for compliance with regulations as shown above even without actually making such a demand. The provisions of this Section 4.1.1 do not apply to Authorized Selling Firms who are selling Products in the states of Alabama and Mississippi. In those states, Company retains the right to conduct background checks on Producers at Company's own initiative and expense.

        4.2 Licensing, Registration and Appointment of Selling Agents and Producers. Selling Agent shall be responsible for the preparation and submission of proper appointment and licensing forms and the assurance that all Producers recruited by Authorized Selling Firm are appropriately licensed as insurance agents in the state(s) where such Producers will solicit and sell Products. Broker-Dealer shall be responsible for the preparation and submission to the NASD of proper representative registration forms and the assurance that all Producers are properly registered as representatives of Broker-Dealer with the NASD. Authorized Selling Firm shall recommend Producers for appointment with Company, but Company shall retain sole authority to make appointments and may, by written notice to Authorized Selling Firm, refuse to permit any Producer to solicit contracts for the sale of the Products.

        4.3 Compliance with Company Policies and Applicable Laws. Authorized Selling Firm will comply with all Company Rules and with all applicable federal and state laws and regulations.

        4.4 Supervision and Administration. Authorized Selling Firm shall have full, joint and several responsibility for the training and supervision of all of its Producers who are engaged directly or indirectly in the offer or sale of the Products, and all such Producers shall be subject to the control of Authorized Selling Firm with respect to their securities and insurance regulated activities in connection with the Products. Authorized Selling Firm shall be responsible for all acts or omissions of Producers. Selling Agent's supervisory and administrative responsibilities include, but are not limited to:

                4.4.1 ensuring that Producers comply with Company Rules and all federal and state laws and regulations applicable to the Products;

                4.4.2 training Producers prior to allowing a Producer to sell a Product in accordance with Section 4.4.14;

                4.4.3 providing advice and assistance to Producers with regard to marketing and advertising of Products, and ensuring that no advertising is used unless approved by Company in accordance with Section 4.9, "Approved Advertising."

                4.4.4   supplying  sales   literature  and   application   forms
                        approved by Company to Producers;

                4.4.5 ensuring that any sales literature or advertising used on or from the premises of a financial institution be:

                        (a) revised to include the disclosure required by the financial institution regulatory agencies and the NASD;

                        (b) delivered by the Producer to the prospective customer; and

                        (c)     submitted  to and  approved  by  Company  and/or
                                Distributor  in  accordance   with  Section  4.9
                                "Approved Advertising" prior to first use;

                4.4.6   assisting Producers in responding to customer inquiries;

                4.4.7 promptly delivering to Producers relevant Company communications and Company Rules concerning Products, such as changes in rates, regulatory notices or new Product announcements;

                4.4.8   ensuring that Producers:

                        (a) submit premium payments directly and immediately to Company in accordance with Section 4.5, "Collection and Submission of Premiums";

                        (b) deliver Products to purchasers on a timely basis;

                        (c) document transactions, including the fact of delivery, and maintain any other documentation reasonably requested by Company;

                        (d) have obtained and will continuously maintain the required state insurance licenses in the state where such Producers will solicit and sell Products; and

                        (e) have been appointed by Company in accordance with the laws of the state in which the sale(s) occur and the customer resides;

                4.4.9 on all Replacement sales, ensuring that Producers provide sufficient information to prospective annuity contract-holders as to the suitability of the Replacement sale. Such information includes but may not be limited to:

                        (a)     the  amount  of  the  surrender   charge  to  be
                                incurred on the investment to be liquidated;

                        (b) all fees and possible charges, such as surrender charges, on the new investment;

                        (c)     any  change  in  the  investment   risk  to  the
                                prospective annuity contract-holder;

                        (d) any change in the nature or the provider of any guarantees associated with the Product and/or the surrendered product;

                        (e) any changes in the expenses associated with the Product and/or the surrendered product;

                        All such information, even on life-insurance-to-annuity transactions which will necessarily be declined, will be retained by Selling Agent for seven years counting from the date of the initial solicitation, whether or not the Product was ever sold, and will be made available to Company as is shown in Section 4.8, "Accurate Record; Audit," herein.

                4.4.10 timely obtaining and maintaining all required state insurance licenses, and notifying Company if any Selling Agent or Producer fails to maintain the required state insurance license or becomes inactive;

                4.4.11 promptly informing Company of any violation of law or Company Rules by Authorized Selling Firm or Producer, or of any allegation by an annuity contract-holder or regulatory agency of wrongdoing as regards the activities of Authorized Selling Firm, or a Producer with respect to the Products; and

                4.4.12  any other  duties  necessary or  appropriate  to perform
                        Authorized   Selling  Firm's   obligations   under  this
                        Agreement.

                4.4.13 Broker-Dealer will fully comply with and will ensure Selling Agent's and Producers' compliance with the requirements of the NASD, the SEC and all other applicable federal and state laws, and, with Selling Agent, will establish and maintain such rules and procedures as may be necessary to cause diligent supervision of the securities activities of Selling Agent and Producers. Broker- Dealer's duties with respect to Selling Agent's and Producers' securities activities, include, but are not limited to:

                        (a)     delivering   to  each   person   submitting   an
                                application a prospectus to be furnished by American Express in the form required by the applicable federal laws or by the acts or statutes of any applicable state, province or country;

                        (b) ensuring that all sales literature or advertising used by Authorized Selling Firm or Producers hereunder concerning the Products or Company or Distributor has been approved by American Express.

                        (c)     reviewing all Product  applications for accuracy
                                and   completeness,   and   to   determine   the
                                suitability of the sale;

                        (d) complying with all applicable requirements of the Securities Exchange Act of 1934 ("1934 Act") and the NASD, including the requirements to maintain and preserve books and records pursuant to Section 17(a) of the 1934 Act and the rules thereunder and making such records and files available to staff of American Express and personnel of state insurance departments, the NASD, SEC or other regulatory agencies which have authority over American Express.

                4.4.14. Authorized   Selling  Firm  shall  be  responsible   for
                        ensuring that their Producers who market and sell the Products are trained on (i) the product specifications and features, (ii) requirements that American Express has adopted to satisfy insurance laws and regulations regarding replacements, and (iii) standards that American Express has established for Authorized Selling Firms and their Producers to use in meeting their respective  duties  to  ensure  suitable  sales  of  the
                        Products (delivered together as the "Agent Guide") before they begin to solicit or sell Products. If Authorized Selling Firm chooses not to use the Agent Guide in training their Representatives on (i), (ii) and
                        (iii), above then Authorized Selling Firm shall provide to American Express its own form of training to be used prior to the execution of this Agreement. After the execution of this Agreement, to the extent that Authorized Selling Firm uses training material related to the sale of the Products that is materially different from that contained in the Agent Guide or training material other than provided to American Express in accordance with the preceding sentence, Authorized Selling Firm must provide that training material to American Express. Authorized Selling Firm shall also be responsible for assuring that its Producers comply with Agent Guide, and the applicable suitability requirements of the National Association of Securities Dealers, Inc. ("NASD"), and any state or federal law, as amended from time to time, in selling the Products.

        4.5 Collection and Submission of Premiums. American Express and Authorized Selling Firm will agree which of the following provisions will govern Authorized Selling Firm's duties related to collection and submission of premiums, by specifying on Exhibit A the applicable provision.

                4.5.1 Check with Application. Authorized Selling Firm will assure its Producers' collection and timely remittance to Company of the premiums due on all Products as specified herein. Company will receive premium payments no later than the second business day after the application has been signed by the customer.

                4.5.2 Gross Sweep. Authorized Selling Firm will assure its Producers' collection of the premiums due on all Products and will timely account for such premiums, directly depositing them into an account established by Authorized Selling Firm for the benefit of Company, at a bank approved by Company, and notifying Company immediately of the gross receipts for the business day. Upon receipt of notification from Authorized Selling Firm, Company will sweep the settlement account. Additional specific procedures governing movement of money pursuant to this paragraph will be established by Authorized Selling Firm and Company and will become part of the Company Rules.

        4.6 Solicitation. Authorized Selling Firm, through Producers, will solicit applicants who appear to meet Company's and Distributor's underwriting and suitability standards, provided that nothing in this Agreement shall be deemed to require Authorized Selling Firm to solicit any particular customer's or customers' applications for an annuity.

        4.7 Company Property. Authorized Selling Firm will safeguard, maintain and account for all policies, forms, manuals, equipment, supplies, advertising and sales literature furnished to Authorized Selling Firm and Producers by American Express and will destroy or return the same to American Express promptly upon request.

        4.8 Accurate Record; Audit. As required by applicable laws and Company's policies and procedures, Authorized Selling Firm will keep identifiable and accurate records and accounts of all business and transactions effected pursuant to this Agreement. Upon reasonable notice and at reasonable times, continuing during a period of one year following the termination or expiration of this Agreement, Authorized Selling Firm will permit American Express to visit, inspect, examine, audit and verify, at Authorized Selling Firms offices or elsewhere, any of the properties, accounts, files, documents, books, reports, work papers and other records belonging to or in the possession or control of Authorized Selling Firm relating to the business covered by this Agreement, and to make copies thereof and extracts therefrom, provided that such audit shall not unreasonably interfere with Authorized Selling Firm's normal course of business.

        4.9 Approved Advertising. No sales promotions, promotional materials, or any advertising relating to Products or Company or Distributor ("Sales Material") shall be used by Authorized Selling Firm or Producers unless the specific item has been approved in writing by Company and/or Distributor. Any promotional material developed by Authorized Selling Firm will become the sole property of American Express once approved. Any modification of the promotional materials to enable the use of such in a financial institution setting must also be approved in accordance with this section.

        4.10 Chargeback of Commissions. Selling Agent will be charged back for Selling Agent's portion of commissions relating to certain surrenders of annuity products as specified in Exhibit A and its addenda, as amended from time to time.

        4.11 Fidelity Bond. Authorized Selling Firm represents and warrants that all directors, officers, employees and representatives of Selling Agent who are appointed pursuant to this Agreement as Producers for Company or who have access to funds of Company, including but not limited to funds submitted with applications for Products or funds being returned to owners, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company acceptable to Company. The bond shall be maintained by Broker-Dealer at Broker-Dealer's and/or Selling Agent's expense. Company may require evidence, satisfactory to it, that such coverage is in force. Authorized Selling Firm shall give prompt written notice to Company of cancellation or change of coverage.

        4.12 Limitations. Authorized Selling Firm shall have no authority with respect to American Express, nor shall it represent itself as having such authority, other than as is specifically set forth in this Agreement. Without limiting the foregoing, neither Selling Agent nor Broker-Dealer shall, without the express written consent of Company and/or Distributor, as applicable:

                4.12.1 make, waive, alter or change any term, rate or condition stated in any Company contract or Company or Distributor approved form, or discharge any contract in the name of Company;

                4.12.2  waive a forfeiture;

                4.12.3 extend the time for the payment of premiums or other monies due Company;

                4.12.4 institute, prosecute or maintain any legal proceedings on behalf of Company or Distributor in connection with any matter pertaining to Company's business, nor accept service of process on behalf of Company or Distributor;

                4.12.5 transact business in contravention of the rules and regulations of any insurance department and/or other governmental authorities having jurisdiction over any subject matter embraced by this Agreement;

                4.12.6 make, accept or endorse notes, or endorse checks payable to Company or Distributor, or otherwise incur any expense or liability on behalf of Company or Distributor;

                4.12.7 offer to pay or pay, directly or indirectly, any rebate of premium or any other inducement not specified in the Products to any owner or annuitant;

                4.12.8 misrepresent the Products for the purpose of inducing an annuity contract-holder in any other company to lapse, forfeit or surrender his/her insurance therewith;

                4.12.9 give or offer to give any advice or opinion regarding the taxation of any customer's income or estate in connection with the purchase of any Product;

                4.12.10 enter  into an  agreement  with any  person or entity to market or sell the Products without the written consent of Company and Distributor;

                4.12.11 use Company's or Distributor's names, logos, trademarks, service marks or any other proprietary designation without the prior written permission of Company; or

                4.12.12 engage in any program  designed to replace Products with any annuity products of other companies, at any time while this Agreement is in force; or provide data to any other person or organization which would allow or facilitate such replacement of Company's Products. Nothing herein shall preclude the replacement of Company's fixed annuity products with Company's own variable annuity products, so long as such sales are suitable and documented according to Section 4.4.9, Replacement Sales. (See also Section 9.3, Post Termination Limitations, and Section 11, Confidentiality, generally.)

        4.13 Wholesaling Services. Authorized Selling Firm shall receive certain wholesaling services under this Agreement pursuant to a Wholesaling Agreement entered into on , 1999, by American Enterprise Life Insurance Company (the "Company"), American Express Financial Advisors Inc. (the "Distributor") and Talbot Financial Services, Inc. (the "Wholesaler").


5.      COMPANY AND DISTRIBUTOR REPRESENTATIONS AND RESPONSIBILITIES.

        5.1     Representations.

                5.1.1 Company represents and warrants that (a) it is duly incorporated in the state of Indiana and licensed in all states in the Territory, and (b) that all Products and Sales Material provided by Company or Distributor have been filed with and approved by state insurance departments in all states in the Territory and comply with all applicable laws and regulations and rules of the NASD.

                5.1.2 Distributor represents and warrants that it is duly registered as a broker-dealer with the SEC, the NASD, all fifty states and the District of Columbia, and is qualified to do business in all states in which Company is licensed and qualified to do business.

                5.1.3 Distributor and Company represent and warrant that Company, as issuer and on behalf of the underlying investment account(s), has registered the underlying investment account(s) of the Products with the SEC as a security under the Securities Act of 1933 ("1933 Act") and as a unit investment trust under the Investment Company Act of 1940.

                5.1.4 Company represents and warrants that the prospectus(es) and registration statement(s) relating to the Products do not contain any untrue statements of material fact or omission to state a material fact, the omission of which makes any statement contained in the prospectus(es) and registration statement(s) misleading.

                5.1.5 Company represents and warrants that Company will meet any requirements of the NASD and state departments of insurance in the jurisdictions in which the Products are available for sale regarding both the filing and approval of Sales Material.

        5.2 Prospectuses, Sales Literature and Advertising. American Express will provide to Authorized Selling Firm, without any expense to Authorized Selling Firm, prospectuses relating to the Products and such other sales literature and advertising as American Express determines is necessary or desirable for use in connection with sales of the Products.

        5.3 Transmission of Contracts for Delivery to Contract Owners. Company will transmit contracts for Products directly to annuity contract-holders.

        5.4 Confirmations. Upon Company's acceptance of any payment for a Product, Company as agent for Distributor will deliver to each contract owner a statement confirming the transaction in accordance with Rule 10b-10 under the 1934 Act.

        5.5 Annuity Contract-holder Services. Company shall provide administrative, accounting and other services to annuity contract-holders as necessary and appropriate in the same manner as such services are provided to Company's other annuity contract-holders.

        5.6 Reservation of Rights. Notwithstanding any other provision of this Agreement or any other agreement between Company and/or Distributor and Selling Agent and/or Broker-Dealer, Company reserves the unconditional right to modify any of the Products in any respect whatsoever or to suspend the sale of any Products in whole or in part at any time and without prior notice. Company reserves the unconditional rights to refuse to accept applications procured by Authorized Selling Firm or Producers which fail to meet underwriting or other standards of Company.

        5.7 Company Rules. American Express shall provide Authorized Selling Firm with Company Rules as soon as is practicable. All revisions, modifications and replacements of such Company Rules shall be provided by Company and Distributor to Authorized Selling Firm promptly after issuance by Company and/or Distributor.

6       COMPENSATION.

        6.1 Compensation to Authorized Selling Firm. Company shall pay a total commission on premiums collected pursuant to this Agreement based on the rates of commission set forth on the attached Exhibit A and its Addenda. No compensation shall be paid unless all of the following conditions precedent have been met to Company's satisfaction:

                6.1.1   Licensing  of  Producer.   Prior  to  the  time  of  any
                        solicitation of a sale or a sale of a Product, the Producer making such solicitation or sale shall be licensed and appointed with Company in accordance with the laws of the state(s) where the sale is being made and the customer resides.

                6.1.2 Licenses and Contracts. No person or entity, except Producers satisfying the provisions of Section 6.1.1, "Licensing of Producers," shall in any way share in any commissions payable hereunder unless such person or entity is licensed in accordance with the laws of the state(s) in which the sale was made and the customer resides; and unless such person or entity shall have entered into an agreement with Selling Agent which specifies such person or entity's rights and obligations and which makes provision for payment, including splitting, of commissions. Notwithstanding the preceding sentence, in those states which permit payment of a commission to an entity which is not licensed as an insurance agency, Company will pay commissions to an unlicensed entity which is a party to this Agreement, but only after such entity has provided evidence satisfactory to Company as to how Company may make such payments in accordance with applicable state insurance laws.

                6.1.3 Alternative Payment Agreement. Only if shown on Exhibit A attached hereto, Company may make commission payments and debit commission chargebacks to Broker-Dealer, so long as Broker-Dealer also has insurance licenses appropriate for the sales of Products in affected states. See also Section 4.10.

        6.2 Charge Backs. Company has the right to charge back Selling Agent for commissions paid in the event of certain surrenders of annuity contracts as specified in Exhibit A and its Addenda.

        6.3 Expenses. Except as otherwise provided in this Agreement, or subsequently agreed to in writing by American Express, Authorized Selling Firm will be responsible for all costs and expenses of any kind and nature incurred by Authorized Selling Firm in the performance of its duties under this Agreement.

        6.4 Post Termination Compensation Obligations. Upon termination of this Agreement, Company's obligation to pay commissions to Selling Agent, or Producers shall immediately cease except that:

                6.4.1 Company will pay commissions, as the same become due and payable, upon Products for which the application has been taken and the required premium has been collected (or collectable from a third party) as of the date of termination, and for which the Company subsequently issues a policy.

                6.4.2 Company will charge back against those commissions identified in Exhibit A for surrenders of Products sold by Authorized Selling Firm or Producers prior to the termination of this Agreement. Company will invoice Selling Agent unless Company and Selling Agent agree upon another method of payment of such amounts.

                6.4.3   Company  shall  pay   commissions  in  accordance   with
                        Addendum A, attached hereto, on all premiums collected on Products issued prior to such termination.

7.      INDEMNIFICATION.

        7.1 Indemnification of Company. Authorized Selling Firm shall indemnify, defend and hold harmless American Express, any of its officers, directors and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which American Express, or any of its officers, directors and employees, may become subject (including any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action and, provided Authorized Selling Firm will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

                7.1.1 The acts or omissions of Authorized Selling Firm or any of its employees, agents or Producers while acting (whether under actual or apparent authority, or otherwise) on behalf of Authorized Selling Firm or American Express in connection with this Agreement;

                7.1.2   Any  breach  of  any  covenant  or  agreement   made  by
                        Authorized Selling Firm under this Agreement; or

                7.1.3 The inaccuracy or breach of any representation or warranty made by Authorized Selling Firm under this Agreement.

                This indemnification obligation shall not apply to the extent that such alleged act or omission is attributable to American Express either because (1) American Express directed the act or omission, or (2) the act or omission by Authorized Selling Firm or any of its employees, agents or Producers was the result of their compliance with the Company Rules.

        7.2 Indemnification of Selling Agent and Broker-Dealer. American Express shall indemnify, defend and hold harmless Authorized Selling Firm, any of its officers, directors and employees, from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which Authorized Selling Firm, or any of its officers, directors and employees, may become subject (including any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action and, provided American Express will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

                7.2.1 The acts or omissions of American Express, or any employee or agent of American Express, (excluding Authorized Selling Firm or Producers) while acting (whether under actual or apparent authority, or otherwise) on behalf of Company in connection with this Agreement;

                7.2.2 Any breach of any covenant or agreement made by American Express under this Agreement; or

                7.2.3 The inaccuracy or breach of any representation or warranty made by American Express under this Agreement.

        7.3 Limitation of Liability. Except as expressly stated herein, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive, or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business. The parties agree that the losses and damages arising under and/or covered by Section 7.1 and 7.2 shall be subject to this limitation.

8. ARBITRATION. The parties agree to attempt to settle any misunderstandings or disputes arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement will be decided by arbitration which will be conducted, upon request of either party, before three arbitrators (unless both parties agree on one arbitrator) designated by the American Arbitration Association located in the city of Company's principal place of business. The parties further agree that the arbitrator(s) will decide which party must bear the expenses of the arbitration. This agreement to arbitrate shall not preclude either party from obtaining provisional remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction, either before, during or after the pendency of the arbitration. The institution and maintenance of such provisional remedies shall not constitute a waiver of the right of a party to submit a dispute to arbitration.

9.      TERMINATION.

        9.1 Termination for Cause. At any time during the Term of this Agreement, American Express or Authorized Selling Firm may terminate this Agreement immediately for cause upon written notice of such termination to the other party. Such written notice shall state the cause with specificity. As used in this Section, the term "cause" shall include any one or more of the following:

                9.1.1 the conviction of any party, its officers or supervisory personnel of any felony, of fraud, or of any crime involving dishonesty;

                9.1.2 the intentional misappropriation by a party of funds or property of any other party, or of funds received for it or for annuity contract-holders by such other party;

                9.1.3 the cancellation, or the refusal to renew by the issuing insurance regulatory authority of, any license, certificate or other regulatory approval required in order for any party to perform its duties under this Agreement;

                9.1.4 any action by a regulatory authority with jurisdiction over the activities of a party that would place the party in receivership or conservatorship or otherwise substantially interfere or prevent such party from continuing to engage in the lines of business relevant to the subject matter hereof; or

                9.1.5   a  party  becoming  a  debtor  in  bankruptcy   (whether
                        voluntary   or   involuntary)   or  the  subject  of  an
                        insolvency proceeding.

        9.2     Termination  without  Cause.   American  Express  or  Authorized
                Selling Firm may terminate this Agreement without cause upon 30 days prior written notice to the other parties.

        9.3 Post Termination Limitation. For a period of one year after termination of this Agreement, Authorized Selling Firm and Producers shall not knowingly induce or cause, or attempt to induce or cause, or recommend, promote, encourage or endorse any concerted or organized effort to recommend, promote, encourage or endorse the termination, surrender, or cancellation of any Product sold pursuant to this Agreement.

10. INDEPENDENT CONTRACTOR. This Agreement is not a contract of employment. Nothing contained in this Agreement shall be construed or deemed to create the relationship of joint venture, partnership, or employer and employee between American Express and Authorized Selling Firm. Each party is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of business.

11.     CONFIDENTIALITY.

        11.1 Each party agrees that, during the term of this Agreement and at all times thereafter, it will not disclose to any unaffiliated person, firm, corporation or other entity, nor use for its own account, any of the other parties' trade secrets or confidential information, including, without limitation, the terms of this Agreement; non-public program materials; member or customer lists; proprietary information; information as to the other party's business methods, operations or affairs, or the processes and systems used in its operations and affairs, or the processes and systems used in any aspect of the operation of its business; all whether now known or subsequently learned by it. Nothing in this Agreement shall require a party to keep confidential any information that:

                11.1.1 the party can prove was known to it prior to any disclosure by any other party;

                11.1.2 is or becomes publicly available through no fault of the party;

                11.1.3 the party can prove was independently developed by it outside the scope of this Agreement and with no access to any confidential or proprietary information of any other party;

                11.1.4 is required to be disclosed to governmental regulators or pursuant to judicial or administrative process or subpoena;

                11.1.5 is required in order to perform that party's obligation under this Agreement;

                11.1.6  is required to be disclosed by any applicable law; or

                11.1.7  is   mutually   agreed  upon  by  all  parties  to  this
                        Agreement.

                If this Agreement is terminated, each party, within 60 days after such termination, will return to the other parties, respectively, any and all copies, in whatever form or medium, of any material disclosing any of the other parties' trade secrets or confidential information as described above.

        11.2 In the event Authorized Selling Firm during the term of this Agreement and for a period of one year after the effective date of its termination, engages in a concerted effort to promote, recommend or encourage the termination, surrender, or cancellation of any Product sold under this Agreement, without reasonable grounds to believe that such promotion, recommendation or encouragement is in each individual customer's best interest, then American Express will have the right to contact present and former purchasers of the Products sold under this Agreement with a view to retaining the assets in their accounts with Company without being in violation of this Section 11.

12. ASSIGNMENT. The parties to this Agreement may not assign, either wholly or partially, this Agreement or any of the benefits accrued or to accrue under it, or subcontract their interests or obligations under this Agreement, without the written approval of all parties.

13. AMENDMENT OF AGREEMENT. American Express reserves the right to amend this Agreement at any time, but no amendment shall be effective until approved in writing by Authorized Selling Firm, subject to the provisions of Section 5.6, "Reservation of Rights" and Section 12, "Assignment" herein.

14.     MISCELLANEOUS.

        14.1    Applicable   Law.  This  Agreement  shall  be  governed  by  and
                interpreted under the laws of the State of Minnesota.

        14.2 Severability. Should any part of this Agreement be declared invalid, the remainder of this Agreement shall remain in full force and effect as if the Agreement had originally been executed without the invalid provisions.

        14.3 Notice. Any notice hereunder shall be in writing and shall be deemed to have been duly given if sent by certified or registered mail, postage prepaid, or via a national courier service with the capacity to track its shipments, to the following addresses:

If to Company:                                       If to Distributor:
American Enterprise Life Insurance Company           American Express Financial Advisors Inc.
80 South 8th Street                                  80 South 8th Street
Minneapolis, MN  55440                               Minneapolis, MN  55440
Attn:  Compliance Officer (Unit 1818)                Attn:  Compliance Officer (Unit 1818)

If to Selling Agent:                                 If to Broker-Dealer:
GA                                                 Broker-Dealer
GAaddress1                                         GBaddress1
GAaddress2                                         GBaddress2
GAcity, GAStatesName GAzip                     GBcity

        14.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of this Agreement limiting assignment.

        14.5 Headings. The headings in this Agreement are for convenience only and are not intended to have any legal effect.

        14.6 Defined Terms. The terms defined in this Agreement are to be interpreted in accordance with this Agreement. Such defined terms are not intended to conform to specific statutory definitions of any state.

        14.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any official representative thereof.

        14.8 Survival. All terms and conditions of Section 7, "Indemnification"; Section 9.3, "Post Termination Limitations"; and Section 11, "Confidentiality," will survive termination of this Agreement.

        14.9 No Waiver. No failure to enforce, nor any breach of any term or condition of this Agreement, shall operate as a waiver of such term or condition, or of any other term or condition, nor constitute nor be deemed a waiver or release of any other rights at law or in equity, or of claims which any party may have against any other party, for anything arising out of, connected with, or based upon this Agreement. Any waiver, including a waiver of this Section, must be in writing and signed by the parties hereto.

American Enterprise Life Insurance Company                    GA
Company                                                       Selling Agent


By:                                                           By:

Title:                                                        Title:

Date:                                                         Date:

American Express Financial Advisors Inc.                      Broker-Dealer
Distributor                                                   Broker-Dealer


By:                                                           By:

Title:                                                        Title:

Date:                                                         Date:

                                    EXHIBIT A
               Selling Agent: Products, Territory and Commissions

This Exhibit is intended to summarize the contents of Exhibit A and its Addenda,
as  they  are  added  to  the  arrangements  with  GA,   ("Selling  Agent"),
Broker-Dealer   ("Broker-Dealer"),   Company  and  Distributor   under  this
Agreement.

------------------------------ ------------------------------------------------------------------------ --------------
Selling Agent & Broker-Dealer         Products          Product Commission   Remittance of Premiums       Territory
                                                                                (See Section 4.5)
------------------------------ ------------------------------------------------------------------------ --------------
------------------------------ ------------------------------------------------------------------------ --------------

Selling Agent or Affiliate   Variable B/D Product      See Addendum A       Money_Movement        STATE1
              &                 (Service marked name                                                     STATE2
      Broker-Dealer           to be determined)                                                       STATE3
                                                                                                          STATE4
                                                                                                            only
------------------------------ ------------------------------------------------------------------------ --------------

American Enterprise Life Insurance Company                             GA
Company                                                                Selling Agent

By:                                                                    By:
Title:                                                                 Title:
Date:                                                                  Date:

American Express Financial Advisors Inc.                               Broker-Dealer
Distributor                                                            Broker-Dealer

By:                                                                    By:
Title:                                                                 Title:
Date:                                                                  Date:

Last Revision Date:                                                    Effective Revision Date:
Purpose of Last Revision:


          Addendum A to Exhibit A: Products, Territory and Commissions

Addendum to the Selling Agreement between American Enterprise Life Insurance Company ("Company") and American Express Financial Advisors Inc. ("Distributor") and ___________ ("Broker-Dealer") and ______________ ("Selling Agent") dated Effective_Date. This Addendum is effective Addenda_Effective_Date.

The Product being offered through Selling Agent and Broker-Dealer is the Platinum Flexible Premium Variable Annuity (B/D Variable Annuity).

COMMISSION:
The commission payable to Selling Agent for a given contract described in this Addendum will be paid according to one of the following tables. For each separate contract sold, the Producer is permitted to elect one of the following three options. During the life of each such contract, the selected option cannot be changed. If no election is shown on the application when it is submitted to Company, commission will be paid according to Option B.

OPTION A:

-------------------------------- ------------------
 Age of Older of Annuitant or         Premium
             Owner
-------------------------------- ------------------
-------------------------------- ------------------
          Ages 0 - 75                  6.00%
-------------------------------- ------------------
-------------------------------- ------------------
         Ages 76 - 80                  4.25%
-------------------------------- ------------------
-------------------------------- ------------------
         Ages 81 - 90                  2.50%
-------------------------------- ------------------

              OPTION B:

-------------------------------- ------------------ ----------------------------------
                                                           Supplemental Trail
 Age of Older of Annuitant or         Premium                  Commission:
             Owner                                   (Annual rate; payable quarterly
                                                          at 1/4 of value shown)
-------------------------------- ------------------ ----------------------------------
-------------------------------- ------------------ ----------------------------------
          Ages 0 - 75                  5.00%                 25 basis points
-------------------------------- ------------------ ----------------------------------
-------------------------------- ------------------ ----------------------------------
         Ages 76 - 80                  3.50%                 25 basis points
-------------------------------- ------------------ ----------------------------------
-------------------------------- ------------------ ----------------------------------
         Ages 81 - 90                  2.00%                 25 basis points
-------------------------------- ------------------ ----------------------------------


              OPTION C:

-------------------------------- ------------------ ----------------------------------
                                                           Supplemental Trail
 Age of Older of Annuitant or         Premium                  Commission:
             Owner                                   (Annual rate; payable quarterly
                                                         at 1/4 of value shown)
-------------------------------- ------------------ ----------------------------------
-------------------------------- ------------------ ----------------------------------
          Ages 0 - 75                  1.00%                      1.00%
-------------------------------- ------------------ ----------------------------------
-------------------------------- ------------------ ----------------------------------
         Ages 76 - 80                  1.00%                      1.00%
-------------------------------- ------------------ ----------------------------------
-------------------------------- ------------------ ----------------------------------
         Ages 81 - 90                  1.00%                      1.00%
-------------------------------- ------------------ ----------------------------------


Company reserves the right from time to time to adjust commission upwards for any of the options A, B, or C listed above, for a specified period of time for this Product upon notice to Selling Agent and Broker-Dealer, without requiring signatures on a corresponding addendum. No downward adjustment of commission will occur without signature of all parties to the Agreement, except for the return to commission rates identified in the options A, B, and C above.

Conditions of payment of the Supplemental Trail Commission are attached hereto. In no event will Supplemental Trail Commission be paid on a contract less than one year old.

In all cases, the amount of commission described above is the total compensation available for distribution from Company, or any of its subsidiaries, affiliates, or other related entities owned or controlled by American Express Company, whether under this Agreement or under any other agreement between or among Company, Broker-Dealer, any Selling Agent or Producer, or any other party.

No commission will be paid on sales outside the states shown in the Territory on Exhibit A. No commission will be paid on the sale of an annuity under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company owned or controlled by American Express Company.



CHARGEBACK:
In the event of the surrender of an annuity within six months of the payment date, there will be a charge- back of commissions paid with respect to premiums received in accordance with the following schedule:

      Time Elapsed Since Payment Date Commission Chargeback

     0-3 months                                           100%
     Over 3 months to 6 months                             50%
     Over 6 months                                          0%

Chargebacks will be assessed in their entirety against the Authorized Selling Firms. The chargeback will be waived in the events of death of an annuitant or owner, or in case of annuitization or partial withdrawal. The chargeback schedule applies separately to each payment upon cancellation or withdrawal. The chargeback schedule applies during the free look period, or for any full withdrawal.

Supplemental Trail Commission:

1. In addition to the compensation shown in other Addenda to this Agreement, Company agrees to pay to Selling Agent a Supplemental Trail Commission as shown in #2, below, subject to all the conditions in #3 below.

2. Payment. At the end of each calendar quarter, Company shall calculate and pay the Supplemental Trail Commission as follows:

                  Supplemental Trail Compensation = Eligible Value x Annual Rate
                                                                       4

Where:

         Annual Rate of the Supplemental Trail Commission for Option B = 25 basis points as shown in Addendum A hereto.

         Annual Rate of the Supplemental Trail Commission for Option C = 100 basis points as shown in Addendum A hereto.

         Eligible Contracts means contracts sold to customers under this Agreement, which have reached their first contract anniversary as of the calendar quarter end, and for which Options B and C were was elected as compensation.

         Eligible Value means accumulation value (including interest and/or earnings accrued), as of the quarter end for which the Supplemental Trail Commission is being calculated, of all Eligible Contracts for Selling Agent.

3.  Conditions of Payment:

     a. Payment for each quarter's Supplemental Trail Commission shall be final, and no credits or additions or adjustments shall be made to it. Adjustments can be made in the next quarter in case of error.
     b. If the Supplemental Trail Commission as calculated above is less than $1000, Selling Agent waives payment thereof.
     c. Company will supply supporting information for the calculation along with payment within 45 days of the end of each calendar quarter.
     d. The Supplemental Trail Commission does not apply to sales outside the Territory or to sales which are otherwise excluded from normal commission payments under Exhibit A and/or any other Addenda to this Agreement (e.g., unlicensed sales, sales for which Selling Agent could not otherwise be compensated, etc.).
     e. In the event that Selling Agent has other agreements with Company which contain a Supplemental Trail Commission addendum, all such Supplemental Trail Commission addenda are merged for purposes of calculating Eligible Value of Eligible Contracts. Supplemental Trail Commission is paid only once per quarter per contract sold under any such Supplemental Trail Commission addenda.
     f. Subject to Condition d., above, Supplemental Trail Commission will be paid to the Selling Agent for as long as each Eligible Contract continues to remain an Eligible Contract as herein defined, and for as long as the Authorized Selling Firm continues to be licensed as an insurance agency with Company.
     g. The obligation to pay Supplemental Trail Commission runs from Company to Selling Agent only. All distribution of Supplemental Trail Commission is the Authorized Selling Firm's responsibility. No claim made by or on behalf of an individual Producer for Supplemental Trail Commission will be honored by Company, and no expense, including (without limitation) attorney fees, that an Authorized Selling Firm or a Representative may incur to determine the individual Representative's entitlement to Supplemental Trail Commission, will be absorbed by or reimbursed by Company.

Agreed to on                        , 1999.
American Enterprise Life Insurance Company                      Selling Agent

By:  ________________________________                           By:  ____________________________________

Date: ________________________________                          Date:  ___________________________________



American Express Financial Advisors Inc.                      Broker-Dealer
Distributor                                                   Broker-Dealer

By:                                                           By:

Title:                                                        Title:


                                AMENDMENT No. ___
                           TO SELLING AGENT AGREEMENT
                       FOR THE SALE OF VARIABLE ANNUITIES

The Selling Agent Agreement between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), __________________ ("Selling Agent") and ____________________ ("Broker-Dealer")
dated ________ ("Agreement") is hereby amended as follows. This Amendment is effective _________.

         The purpose of this Amendment is to modify Selling Agent's and Broker-Dealer's obligations and duties under the Agreement with respect to the process for remitting premiums to Company to enable Authorized Selling Firm to use the services of a third party, __________ _________________("Clearing Broker"). To the extent there are any inconsistencies between the Agreement and this Amendment, the provisions contained herein will supersede the Agreement.


Section 4.4,  Supervision and  Administration,  is amended to replace subsection
4.4.8 (a) with the following:

4.4.8(a) Authorized Selling Firm will instruct customers to pay their premiums for the Products, by check or bank draft authorization or wire transfer, with funds to the order of Selling Agent in accordance with Section 4.5, "Collection and Submission of Premiums."


Section 4.5, Collection and Submission of Premiums, is amended by adding this provision, as follows:

4.5.3 Gross ACH Through Clearing Broker. Authorized Selling Firm will assure its Producer's collection of the premiums due for all Products and the timely accounting  for and  submission  of all  premiums  directly and  immediately  to
Clearing Broker. Premiums must be in the form of check, bank draft authorization, customer-approved account transfer, or wire transfer, with funds payable to the order of Selling Agent. Clearing Broker will immediately deposit premium payments received from Selling Agent into an account for the benefit of Selling Agent, or into the Clearing Broker's segregated omnibus account established for the benefit of Selling Agent (sometimes referred to as an "Omnibus Account."). Selling Agent will notify, or will ensure that the Clearing Broker notifies, Company immediately of the gross receipts for each business day. Clearing Broker will, through ACH transfer, remit the gross premiums received to a Company-owned bank account designated by Company so that the Company receives the premiums no later than the close of business on the second day after the application was signed by the Customer. Additional specific procedures governing the movement of money pursuant to this paragraph will be established by Selling Agent, Broker-Dealer, Company and Distributor, and will become part of the Company Rules.


4.5.4  Net  Wire  Through  Clearing  Broker.   Selling  Agent  will  assure  its
Representatives' collection of the premiums for all Variable Contracts and the timely accounting for and submission of all premiums directly and immediately to Clearing Broker. Premiums must be in the form of check, bank draft authorization, customer-approved account transfer, or wire transfer, with funds to the order of Selling Agent.

Clearing Broker will immediately deposit premium payments received from Selling Agent into an account for the benefit of Selling Agent, or into the Clearing Broker's segregated account (sometimes referred to as an "Omnibus Account") established for the benefit of Selling Agent and any Affiliates or Broker-Dealer. Selling Agent will notify, or will ensure that the Clearing Broker notifies, Company immediately of the gross receipts for each business day. Clearing Broker will, through wire transfer, remit the premiums received, net of Selling Agent's share of commissions, subject to the conditions set forth below, to a Company-owned bank account designated by Company so that the Company receives the premiums no later than the close of business on the second day after the day the application was signed by the Customer.

Clearing Broker may remit premium payments to Company net of Selling Agent's share of commission only if shown on Exhibit A, and only if Company and Selling Agent agree on specific procedures to be used. Such procedures will become part of the Company Rules. "Selling Agent's share of commission" specifically excludes supplemental trail commissions or other payments contemplated between the parties.

Section 4.8, Accurate Record, Audit, shall be amended by adding the following, at the end of the Section: Company will have the right to audit the books of the Authorized Selling Firm and Authorized Selling Firm will obtain Clearing Broker's consent for Company to audit the books of Clearing Broker, with respect to any premium remittance, or the premium remittance process, insofar as either involves the Clearing Broker.

Section 4 of the Agreement is hereby amended by inserting a new subsection, 4.13, Compensation to Clearing Broker: Section 4.13 Compensation to Clearing Broker. Authorized Selling Firm agrees that they will only pay Clearing Broker for the services authorized herein on a fixed fee basis. Such fee may be paid on a per-transaction basis only if it is reasonable in relation to the services rendered, and only if prior written authorization is obtained from the Company. Authorized Selling Firm will not pay Clearing Broker a commission or use any form of compensation where the Clearing Broker's fee is determined by the dollar amount of any given purchase of any Product, unless Clearing Broker is separately licensed by appropriate state insurance licensing authorities and appointed to sell Products.

Section 4 of the Agreement is hereby amended by inserting a new subsection, 4.14 Representations and Warranties of Selling Agent and Broker-Dealer: Section
4.14.1 Authorized Selling Firm represents and warrants that Clearing Broker is the designated receiver of premium payments on variable annuity products sold by Selling Agent. Section 4.14.2 Authorized Selling Firm represents and warrants that Broker-Dealer has executed an agreement with the Clearing Broker for the clearing of premiums which satisfies all requirements of the National Association for Securities Dealers, Inc. Section 4.14.3 Authorized Selling Firm represents and warrants that it will ensure that activities of the Clearing Broker in connection with the Products will be limited to those specified in this Amendment, and that all such activities will be performed in accordance with applicable state and federal laws and regulations. Selling Agent and/or Broker-Dealer must obtain Company's prior written agreement if the activities of Clearing Broker are modified in any way.

Section 7.1, Indemnification of Company, is amended by adding the following subsection: Section 7.1.4 The acts or omissions of the Clearing Broker or any employee or agent of Clearing Broker while performing the activities covered by this Agreement. The indemnity obligation of this paragraph will extend to any regulatory penalties incurred by Company as a result of said activities.

IN WITNESS WHEREOF the parties hereto, intending to be legally bound, have caused this Amendment to be executed by their duly authorized officers.

American Enterprise Life Insurance Company                        _______________________________
         Company                                                    Selling Agent

By: ___________________________                                     By: ___________________________

Title: Vice President of Finance                                    Title: __________________________

Date: __________________________                                    Date: __________________________

                                                                  -------------------------------
American Express Financial Advisors Inc.                            Broker-Dealer
         Distributor

By: ___________________________                                     By: ___________________________

Title: Vice President of Finance                                    Title: __________________________

Date: __________________________                                    Date: __________________________


                                    EXHIBIT B
                        Affiliate Participation Agreement

Agency_Affiliate ("Affiliate") agrees to act as an Affiliate of Selling Agent and American Enterprise Life Insurance Company ("Company") agrees to appoint Affiliate in the jurisdiction in the Territory identified on Exhibit A and for the Products identified on Exhibit A in accordance with the terms and conditions of the Selling Agreement between Selling Agent, Broker-Dealer, Company and Distributor dated Effective_Date ("Agreement"), incorporated herein by this reference, as it may be amended from time to time.

Affiliate acknowledges, warrants, covenants and agrees that:

        1. All terms used herein shall have the definitions used in the Agreement.

        2. Affiliate assumes all of the duties and responsibilities of Selling Agent as an insurance agency under the Agreement except that Affiliate's rights, duties and responsibilities shall only extend to the jurisdictions in the Territory on Exhibit A and Products identified on Exhibit A.

        3. Affiliate and Selling Agent are jointly and severally liable for the performance of Affiliates duties and responsibilities under the Agreement in the jurisdictions in the Territory identified on Exhibit A.

        4. Affiliate warrants that it has the licenses required to sell annuities and perform the duties and responsibilities of an insurance agency in the jurisdictions in the Territory identified on Exhibit A.

        5. Selling Agent, by this appointment, agrees that it will forward to Affiliate any notices from Company which affect Affiliate. Affiliate agrees that notice from Company to Selling Agent is valid and effective notice to it.

        6. All other provisions of the Agreement will apply to and govern Affiliate's activities pursuant to this Affiliate Participation Agreement, including, but not limited to the provisions concerning amendments to the Agreement.

        7. Selling Agent is authorized to execute amendments to the Exhibits and Addenda on behalf of Selling Agent and Affiliate and Affiliate will accept, agree to and perform its duties as Affiliate under the Agreement in accordance with all such amendments upon receiving written notice thereof from Selling Agent, provided that any term of such an amendment which would be inconsistent with the terms of this Affiliate Participation Agreement will require an amendment of the Affiliate Participation Agreement in order to bind Affiliate to that term.

        8. This Affiliate Participation Agreement may be terminated in accordance with the termination provision of the main Agreement.

IN WITNESS WHEREOF Affiliate and Selling Agent have signed this Affiliate Participation Agreement as of
----------------------.

Agency_Affiliate           Selling Agent
         Affiliate           Selling Agent

By:                          By:
Title:                       Title:

Send complete form to:
American Enterprise Life Insurance Company
80 South 8th Street, Minneapolis, MN  55402, Attn:   Contract Manager, Unit 1818

Accepted and appointment of Affiliate made on

By:                                                 .
For American Enterprise Life Insurance Company